As Filed With The Securities and Exchange Commission
                           On August 29, 2002

                  U.S. SECURITIES AND EXCHANGE COMMISSION
	                  WASHINGTON, DC 20549

                               FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MERGE MEDIA, INC.

             Florida             7389              65-1126951
             (State)       (SIC Code Number)   (IRS Employer I.D.)


      1450 S.Dixie Hwy., Suite 101, Boca Raton FL 33432 (561)447-8804
              (Issuer's Address, Zip Code and Telephone Number)


                             Willis B. Hale
      1450 S. Dixie Hwy.,Suite 101, Boca Raton FL 33432 (561)447-8804
                           (Agent For Service)


Approximate Date of Commencement of Proposed Sale To The Public: As soon as possible after the Registration Statement becomes effective.

If Any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 (the "Securities Act") check the following box:   [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering:  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering:  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434
under the Securities Act, please check the following box:  [   ]



                       Calculation of Registration Fee


Title of        Amount  Proposed Maximum  Proposed Maximum
Securities      to be    Offering Price      Aggregate      Registration Fee
To Be         Registered    per Unit       Offering Price
Registered
----------------------------------------------------------------------------
Common Stock    50,000	     $6.00            $300,000          $27.60

Common Stock
Purchase      1,000,000	     $0.05             $50,000           $4.60
Warrants

Common Stock
Underlying    1,000,000      $6.50          $6,500,000         $598.00
Warrants
----------------------------------------------------------------------------
                                    Total:  $6,850,000         $630.20


Registration fee calculated by multiplying the aggregate offering amount by ..000092, in accordance with the SEC filing fee requirements for filings pursuant to section 6(b) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION MAY DETERMINE ACTING PURSUANT TO SAID SECTION 8(A).


                               PROSPECTUS

                            MERGE MEDIA, INC.

         Common Stock ("Shares"): 50,000 Shares @ $6.00 per Share

      Redeemable Common Stock Purchase Warrants ("Purchase Warrants"):
             1,000,000 Warrants @ $0.05 per Purchase Warrant

This is Merge Media, Inc.'s ("the Company") initial public offering of its securities and is being conducted on a "best efforts" basis (which means there is no guarantee that any or all of the shares will be sold). The Company is offering 50,000 shares of our $0.001 par value Common Stock at the price of $6.00 per Share, and 1,000,000 Purchase Warrants at the price of $0.05 per Purchase Warrant. Each Purchase Warrant may be exchanged for One Share at the price of $6.50 (the "Offering"). This is not a Unit offering; purchasing Shares does not entitle an investor to purchase any of the Purchase Warrants.

Prior to this Offering, there has been no public market for the Shares of the Company. The Shares will not be listed on an exchange or quoted on the NASDAQ system upon completion of this Offering, and there can be no assurance that a market will develop or, if a market should develop, that it will continue. Application for a listing on the NASDAQ system is anticipated at such time when the Company meets the appropriate listing requirements. The Company anticipates that an NASD member market maker firm will file a Form 15c2-11 to initiate trading on the OTCBB, although no assurances are made, intended or implied that such an application would be made, or if made, that such trading privileges would be granted. No assurance is given or intended that a trading market will develop. The initial offering prices of the Shares and of the Purchase Warrants have been arbitrarily determined by the Company and bear no relationship to assets, shareholder's equity, or any other recognized criteria of value.

THE PURCHASE OF THESE SHARES AND PURCHASE WARRANTS INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL AND IMMEDIATE DILUTION; PERSONS WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD NOT INVEST IN THE COMPANY'S SECURITIES. SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN THIS OFFERING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is August 29, 2002


                   Offering    Discounts and  Proceeds To
		    Price	Commissions	Company
------------------------------------------------------------

Common Stock
50,000 Shares	    $6.00	   $0.60       $264,000

Redeemable
Purchase Warrants
1,000,000 Warrants  $0.05	   $0.005	$45,000

Underlying
Common Stock
1,000,000 Shares    $6.50	     ---     $6,500,000

Maximum If All
Warrants are
Exercised         $6,350,000	  $41,000    $6,809,000
------------------------------------------------------------

(see notes on next page)

Footnotes.
(1) The proceeds from the Offering will be paid to the Company on Closing and the certificates representing the shares sold to the investors shall be issued by the Company and delivered by regular mail to the investors. The proceeds from the Offering will not be applied to the Use of Proceeds as set forth in this Prospectus until such time as a partial or full Closing is held, and certificates representing shares sold are issued to Subscribers.
(2) NASD member securities broker/dealers who may participate in a selling-group, if any, of the Company's securities being offered hereby shall be paid commissions not to exceed 10%. The Company may agree to pay such selling-group holders a non-accountable expense allowance not to exceed 3%.
See: "Plan of Distribution". Should any such NASD firms participate in the exercise of any of the Warrants, they may be compensated at the rate of 10% of the actual proceeds received by the Company from their efforts. If such commissions are eventually paid, they shall be paid from the then working capital of the Company.
(3) Proceeds are shown assuming the maximum commissions but before deducting the non-accountable expense allowance and other offering expenses, including but not limited to "blue sky" qualification, professional fees, printing, postage and other miscellaneous expenses, estimated not to exceed $30,000.

The Shares and Warrants are being offered directly to investors by the Company, subject to prior sale, receipt and acceptance by the Company; approval of certain matters by counsel; and certain other conditions. While no commitments have been received, the Company anticipates that one or more NASD member firms may participate in a selling-group and introduce investors. The Company reserves the right to withdraw or cancel this Offering, at any time, and reject any subscription, in whole or in part, for any reason.

Upon the Registration Statement's being declared effective the Company will become a reporting company under the Securities Exchange Act of 1934, and will be required to make quarterly Form 10Q and annual Form 10K filings. The quarterly reports will contain unaudited financial statements, and the annual reports, which will be furnished to shareholders, will include audited financial statements, as required pursuant to the SEC Rules and Regulations currently in effect. The Company will file its required Form 10K for the fiscal year ending September 30, 2002.

No dealer, salesman or any other person is authorized to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. This Prospectus contains an Offer to Sell the Securities described herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of this date.

Until September 23, 2002 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Representatives and with respect to their unsold allotments or subscriptions.


Table Of Contents                                Page

Offering Summary	                           5

Risk Factors	                                   6

Use of Proceeds	                                  10

Determination of Offering Price	                  11

Selling Security Holders	                  11

Plan of Distribution	                          11

Legal Proceedings	                          13

Management	                                  14

Security Ownership of Certain Beneficial          16
Owners and Management

Description of Securities	                  17

Interest of Named Counsel and Experts	          19

Indemnification of Directors and Officers         19

Description of Business	                          19

Management's Discussion and Analysis of           27
Financial Condition and Results of Operations

Facilities and Description of Property	          31

Certain Relationships and Related Transactions    32

Market for Common Equity and Related              34
Stockholder Matters

Executive Compensation                            36

Financial Statements                              36



OFFERING SUMMARY

The following is qualified in its entirety by the more detailed information appearing elsewhere in this Memorandum.

The Company was organized under the laws of the State of Florida on May 25, 2000 under its original name, eBIZnet.com Corporation. In February, 2001 the Company amended its name to eBIZnet Corporation, then in August, 2001 to Merge Media, Inc. The Company has conducted business operations, including the development of a business plan and corresponding Internet web site for engaging in the design, manufacture, marketing, sale, installation and support of computer products and related services, principally for use by small business customers in the retail market. These computer products and services are specifically tailored to small business needs, including hardware, software, hosting, design and marketing. The Company has generated revenue from its hosting and web design services, and from the design, installation and support of custom, enterprise-level computer hardware and networks. The Company's initial Data Center facility has a current capacity of 50 racks with 2,100 servers, to provide 156,000 routes of access from the Data Center to major public and private interconnects.

Securities Offered.   The Company is offering, directly to investors, 50,000
shares of its $0.001 par value Common Stock (the "Shares") and up to 1,000,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") on a "best efforts" basis, pursuant to a Registration Statement filed with, and declared effective by, the Securities and Exchange Commission. There is no minimum number of shares that must be sold for this Offering to be concluded. The Company reserves the right to allocate or reject any subscription, in whole or in part, for any reason; any subscription not accepted will be returned as soon as practicable, without interest or deduction. The failure to sell all of the Shares may negatively impact the Company's ability to complete all of its intended purposes. The Company anticipates that some of its present shareholders may participate in purchasing Shares and/or Purchase Warrants being offered hereby.

     Common Stock.   The Company is authorized to issue 40,000,000 shares of
Common Stock, each of which having the par value of One Mill ($0.001). Prior to this Offering there are 14,256,050 shares issued and outstanding; assuming the sale of all Shares being offered hereby, exclusive of the conversion of any of the Purchase Warrants, the Company will have 14,306,050 Shares of Common Stock issued and outstanding. Each share has one vote in all matters required to be submitted to the stockholders for approval, including the
election of directors.   See: "Description of Securities".

     Redeemable Common Stock Purchase Warrants. The Board of Directors has authorized the Company to sell and issue Redeemable Common Stock Purchase Warrants at the price of $0.05 per Warrant, each of which entitles the Holder, upon the payment of the Exercise Price of $6.50, to exchange One Purchase Warrant for One Share of Common Stock. The Purchase Warrants shall expire at 3:00 PM on the last day of the 36th month from the Effective Date of this offering. The Board of Directors maintains the discretion to extend the duration of the Purchase Warrants and/or to decrease the Exercise Price at any time prior to their expiration.

Use Of Proceeds. The Company intends to use the net proceeds of this Offering to pay outstanding delinquent payroll taxes and for working capital purposes, including: product/services marketing, advertising, and promotion; continual web site development; administrative and officer salaries; general administrative expenses; sub-contract and consultants; and general Working Capital purposes. If less than the maximum number of Shares is sold, the net proceeds may not be sufficient for the Company to attain all of its current goals; in such case, the Company may have to seek additional private or public financing, with no assurances that such financing would be available, or available upon terms and conditions that are acceptable to the Company. Even assuming that the Company's public offering is successfully completed the Investors may find that there is no, or limited, liquidity for their
investment in the Company.    See: "Use Of Proceeds".

Risk Factors/Dilution. The Shares being Offered hereby involve a high degree of risk and involve immediate substantial dilution to the investors.
See:  "Risk Factors".

This Offering shall terminate upon the sale of all of the shares being offered, or by order of the Board of Directors. The Company undertakes to keep its SEC Registration Statement current until the securities being offered are sold, and as long thereafter as may be required.

                             Risk Factors

In analyzing an investment in the Shares being offered, prospective private placement investors should carefully consider the following risk factors along with the other matters referred to herein:

1. Relatively New Enterprise. Although the Company has conducted business operations and generated revenues, it is a relatively new enterprise and is dependent upon this equity financing to pursue the enhancement of both its business plan and shareholders' value.

2.  Substantial Additional Financing Required.   Upon completion of this
Offering, not giving effect to the possible conversion of the Purchase Warrants, the Company will continue to have limited working capital, which may be insufficient to attain the Company's initial goals. In such case, the Company may be dependent upon its ability to obtain additional significant financing to fund its operations. Obtaining such financing may require additional private or public offerings, the success of which efforts cannot be assured. Future debt financings, if successfully undertaken, will impose certain risks usually associated with indebtedness, including fluctuating interest rates, and the impact on cash flow from debt repayment.
Starting during the year 2000 many Internet based organizations that had raised significant funds from private and public sources in the past were significantly impacted by the substantial decrease in market value of such companies. This trend has had a severely negative impact on financing for new and established Internet based ventures. Management does not make, nor intend to make, any assurances that the general problems facing the industry will not impact the Company.

3. Industry Competition. The Internet and the World Wide Web are technology based, and generally perceived as being in their infancy, yet there are millions of persons in the United States who have daily access to, and make use of, the Internet for continually increasing purposes. The number of World Wide Web sites is growing at a rapid pace and the potential number of sites is infinite. In addition to individuals, numerous small and mid-size companies and major entities provide similar services as the Company proposes. There can be no assurance made, or intended, that the Company will successfully develop its business plan and conduct operations over the long term.

4. Reliance upon Key Personnel. The successful future operations of the Company may be dependent upon the ability of current and future management to attract and retain qualified persons to conduct the daily business operations.

5.  Voting Control.   Upon completion of this Offering and for the
foreseeable future, the voting control as represented by a majority of the outstanding shares will remain with the present stockholders.

6.  Best Efforts, No Minimum, Self-Underwritten Offering.   This Offering is
being conducted by the Company directly to investors without an underwriter on a "best efforts" basis, pursuant to a Registration Statement filed with, and declared effective by, the Securities and Exchange Commission. There is no minimum number of shares that must be sold for this Offering to be concluded. Although not assured, NASD member broker/dealers may participate as members of a selling group, or by introducing investors. There are no present arrangements or commitments from any such firms.

7.  No Escrow Account For Proceeds.   The Investor/Subscriber funds from this
Offering will be payable directly to the Company and deposited in a special bank account, to be held separate from the Company's working capital, until such time as the Company holds an official closing, in whole or in part, and issues Certificates representing shares sold to those investors whose subscriptions have been accepted, and whose funds have cleared the Federal Reserve banking system. In the event that the Offering is canceled prior to acceptance of any particular subscriptions, all such funds received and not yet accepted shall be returned to the Subscribers.

8. No Commitment To Purchase Shares. There is no commitment by anyone to purchase any of the Shares offered hereby. If all of the Shares are not sold, the Use of Proceeds will be altered to apply the funds in the order of priority as set by management. Current shareholders who are not part of the Company's active management and who are not control shareholders, shall have the right to purchase Shares and Purchase Warrants in this Offering. Management and affiliates shall be limited to a maximum of 15% of the Offering.

9. Arbitrary Determination of Offering Price. The Offering Price of the securities being offered hereby has been determined by the Company without any direct relationship to any established criteria of value. Among the factors which may be considered in determining the Offering Price of securities are the nature of the Company's business operations as described in its Prospectus; the nature of the Industry in which the Company operates; the assessment of our management team; past and present earnings; future earnings prospects; the level of corporate development the Company has attained; and the general conditions of the securities markets at the time of this Offering, including market prices or valuations for similar public companies.

10. No Cash Dividends. The Company has not paid, and does not anticipate the payment of cash dividends to shareholders until such time as it generates revenues and has sufficient working capital to conduct its business operations. No assurance is intended that cash dividends will ever be paid to shareholders. From time to time the Board of Directors may, in their discretion, declare stock dividends.

11. No Public Trading Market. The shares being offered hereby will not have any federal securities transfer restrictions imposed under the Act; and it is anticipated such shares will be freely tradable under the applicable securities statutes of certain states in which "blue sky" qualification has been granted, and application will be made upon completion of this Offering for a listing in the Corporations Manual published by Standard & Poor's. No representations are made, intended, nor should any be implied, that an active public trading market for any of its securities will develop or continue for any specific length of time. The failure to have an active trading market, or having one but with the Share price trading at less than the Offering Price may have a negative impact on the Company's ability to raise additional equity in the future. While no assurances are made, intended or implied, the Company expects that an NASD member firm will submit a Form 15c-211 to the NASD to obtain trading privileges for the Company's Common Stock on the OTCBB after the Offering is terminated.

12. Government Regulation. As with all business entities including those specifically engaged in providing transfer services to public Issuers, the Company is subject to a wide range of Federal, state and local statutes, rules and regulations, including: Securities Acts of 1933 and 1934; Anti-Trust Laws; Labor Relations Laws; Federal and State Labor (Wage & Hour) Laws; the Americans With Disabilities Act, and the Occupational & Safety Health Administration (OSHA) and other government regulatory mandates.

13. No Assurances. There are no assurances nor representations of any kind, express or implied, by the Company or Management, that the Company's business plan can successfully be developed or that the Company will be a viable business enterprise in the future.

14. Financial Statements Raise Substantial Doubt Regarding The Company's Ability to Continue as a Going Concern. The Company's financial statements are included in this Prospectus and have been prepared by independent auditor Ronald R. Chadwick, P.C., of Aurora, Colorado. The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The Company is also in default on certain loans which could result in foreclosure on its retail assets and operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

15. Broad Discretion of Management In Use Of Proceeds. All of the net proceeds from the sale of the Shares are to be used for the continual development of the Company's business operations, including operating expenses, administrative and officer salaries, advertising, marketing and promotion. Such funds will be used in the sole discretion of management,
upon whose judgment the Subscribers hereto must depend.   See: "Use of
Proceeds".

16. Penny Stock Regulation. At any time that our share price (assuming an active trading market develops and is maintained) drops below $5.00, our securities would become subject to certain "penny stock" rules promulgated by the Securities and Exchange Commission. Under such rules, broker/dealers who recommend purchase of these securities to persons other than their established customers and/or accredited investors, are required to obtain a written disclosure and agreement from the customer to make the transaction. The Commission's Regulations define "penny stock" as any equity security that has a market price of less than $5.00 per share or shares which result from the conversion of warrants or options at an exercise price less than $5.00, subject to certain exceptions.

17. Shares Eligible For Future Sale. Upon completion of this Offering, we will have 14,306,050 shares of Common Stock outstanding, not giving effect to the conversion of any of the Purchase Warrants. The presently issued and outstanding 14,256,050 shares are all restricted securities under the provisions of the Securities Act, and may only be sold in private transactions, or pursuant to the provisions of Rule 144, which generally provide that non-affiliates may sell such shares in the public market after a One Year holding period, subject to compliance with the Rule. The future sale of presently restricted shares may have a negative impact on the market and market price for the Company's securities. All of the Shares being offered hereby, including the Shares which will be issuable upon the conversion of the Purchase Warrants, are registered under the Act and thereby are freely tradeable in the public market.

18. Forward Looking Statements. This Prospectus contains "forward-looking statements" which can be identified by the use of such words as "intend", "anticipate", "believe", "estimate", "project" or "expect" or similar statements. The statements set forth in "Risk Factors" are cautionary statements meant to identify important factors, with respect to forward-looking statements, that could cause actual results to differ materially from those as forecast in such statements. All forward-looking statements in this Prospectus are expressly qualified in their entirety by the cautionary statements in this risk factor.

19. Immediate Substantial Dilution. Subscribers to this Offering will incur immediate and substantial dilution of their investment in the Company. Assuming the sale of all of the Shares and Purchase Warrants being offered, and the exercise of all of the Purchase Warrants, the Subscribers will acquire approximately 7% of the Common Stock, and will have contributed approximately 62% of the equity investment. This presents a risk that should be carefully evaluated by prospective subscribers.


                                Dilution

The following table sets forth a comparison of the number and percentage of shares of Common Stock purchased from the Company, the amount and percentage of consideration paid and the average price per share, with respect to existing stockholders and the private placement investors:


               $0.001 Par Value           Common Stock
                 Common Stock          Total Consideration

                Shares    Percent     Amount  Percent   Per Share
-----------------------------------------------------------------
Existing
Stockholders  14,256,050    93%     $4,197,134  38%       $0.29

New Investors  1,050,000     7%     $6,850,000  62%       $6.52
 Sale of
 Common Shares
 and Warrants
 and Conversion
 of all Purchase
 Warrants
-----------------------------------------------------------------
              15,306,050  100.00%   $11,047,134   100.00%



                                  Use of Proceeds
Investment.

The Company is offering, directly to investors, 50,000 shares of its $0.001 par value Common Stock (the "Shares") at $6.00 per share and up to 1,000,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") at $0.05 per Purchase Warrant. There is no minimum number of shares which must be sold for this Offering to be deemed effective. The Investor/Subscriber funds from this Offering will be payable directly to the Company and deposited in a special bank account, to be held separate from the Company's working capital, until such time as the Company holds an official closing, in whole or in part, and issues Certificates representing shares sold to those investors whose subscriptions have been accepted, and whose funds have cleared the Federal Reserve banking system. In the event that the Offering is canceled prior to acceptance of any particular subscriptions, all such funds received and not yet accepted shall be returned to the Subscribers. This is a self-underwritten Offering and no assurances are made or intended that any NASD member broker/dealer firm will participate in the distribution as members of a selling group or otherwise. Although not assured, NASD member broker/dealers may participate as members of a selling group, or by introducing investors. There are no present arrangements or commitments from any such firms. Participating NASD member broker/dealer firms will receive commissions not to exceed 10%, and may receive a 3% non-accountable expense allowance, aggregating a maximum of 13% of the Offering Price. Should any such NASD firms participate in the exercise of any of the Warrants, they may be compensated at the rate of 10% of the actual proceeds received by the Company from their efforts. If such commissions are eventually paid, they shall be paid from the then working capital of the Company.

Use of Proceeds.

Without giving effect to the possible conversion of any of the Purchase Warrants, the Company anticipates gross proceeds of this Offering to be $350,000 if all of the shares and Purchase Warrants are sold. Any proceeds that are not immediately disbursed by the Company may be deposited into interest bearing checking or money market accounts, or interest paying cash equivalents, selected by the Company. Any future proceeds from the exercise of Purchase Warrants will be added to the general working capital of the Company, and shall be applied for corporate purposes by management in its discretion. The following represents the Company's present intention and best estimates with respect to the use of the Offering proceeds. The Company reserves the right to adjust its actual future expenditures in accordance with the facts and circumstances facing the Company at the time.

                                    Amount      Percentage
                                   --------    ------------

Outstanding Payroll Taxes          $35,500       10.14%
Offering Costs(1)                   30,000        8.57%
Professional Fees - Auditing        20,000        5.71%
Advertising, Marketing & Promotion  50,000       14.29%
Sub Contract/Consulting Fees        52,000       14.86%
Continual Web Site Development      52,000       14.86%
General & Administrative Expense    57,000       16.28%
 including: Office and
 Officers' Salaries
Working Capital                     53,500       15.29%
-----------------------------------------------------------
TOTALS                           $ 350,000      100.00%


(1) Offering Costs - printing fees, related office expenditures, etc. Costs shown do not include discounts or sales commissions and the non-accountable expense allowance to be paid to the participating NASD member securities broker/dealers. Such additional costs and commissions, if incurred, will be paid from general working capital funds.


                        Determination of Offering Price

The Offering Price of the securities being offered hereby has been determined by the Company without any direct relationship to any established criteria of value. Among the factors which may be considered in determining the Offering Price of securities are the nature of the Company's business operations as described in its Prospectus; the nature of the Industry in which the Company operates; the assessment of our management team; past and present earnings; future earnings prospects; the level of corporate development the Company has attained; and the general conditions of the securities markets at the time of this Offering, including market prices or valuations for similar public companies.


                           Selling Security Holders

No security holders of the Company are currently offering securities for sale.


                      Plan of Distribution - Self-Underwriting

The Company is offering, directly to investors, up to 50,000 shares of its $0.001 par value Common Stock (the "Shares") and up to 1,000,000 Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") on a "best efforts" basis, pursuant to a Registration Statement filed with, and declared effective by, the Securities and Exchange Commission.

NASD member securities broker/dealers who may participate in a selling-group, if any, of the Company's securities being offered hereby shall be paid commissions not to exceed 10%. The Company may agree to pay such selling-group members a non-accountable expense allowance not to exceed 3%.

The Company's shareholders have agreed to a Lock-up Agreement stating that it is the Company's shareholder's understanding and agreement that, without the prior consent of the Underwriter, none of the shares owned of record or beneficially by the Company's shareholders shall be sold in the public marketplace for a period of 12 months from the Effective Date of this Registration. At any time during the Lock-Up period, if the public trading market can readily absorb said shares without negatively impacting the Company's share price, the Underwriter agrees that it will authorize the sale of some or all of the the Company's shareholder's shares which may then legally be sold in compliance with Rule 144. The Company's shareholders have agreed that they will give the Underwriter the right to act as the broker for the sale of such shares, on either a principal or agency basis. The Company's shareholders have acknowledged that the Lock-Up Agreement is being entered into to benefit the Company and all of its shareholders by helping to assure that the Underwriter can maintain a fair and orderly trading market for the shares offered pursuant to this Registration, although no assurances are made or intended that such an orderly public market can be initiated and/or maintained.

The Lock-up Agreement was written when the Company had intended to use Independent Securities Investors Corporation, 1876 N. University Dr.,
Suite 200D, Plantation, FL 33322-4131, to act for the Company as the Underwriter of the Company's proposed Initial Public Offering. The Company has not engaged an Underwriter, and instead has determined to conduct a self-underwritten Offering. Management anticipates, although it provides no assurances, that one or more NASD member securities broker/dealer firms may participate in a selling-group and introduce public investors to the Company's Offering.


              Plan of Distribution - Shares Eligible for Future Sale

Upon completion of this Offering, assuming the sale of all Shares being offered hereby, exclusive of the conversion of any of the Purchase Warrants, the Company will have 14,306,050 shares of Common Stock outstanding; of which only the shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act of 1933 (the "Securities Act"), unless held by "affiliates" of the Company, as that term is defined in Rule 144 of the Securities Act ("Affiliates").

The remaining 14,256,050 shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act and were issued and sold by the Company in private transactions and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as provided by Rule 144.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed Affiliates, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manners of sale, notice and availability of current public information about the Company. A person (or person whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were first acquired from the Company or from an Affiliate.

The Company cannot predict the effect, if any, that sales of shares of Common Stock, or the availability of such shares for sale will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.


                              Legal Proceedings

As stated in the financial statements included in this Prospectus as audited by independent auditor Ronald R. Chadwick, P.C., of Aurora, Colorado, the Company has suffered recurring losses from operations resulting in a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The Company is also in default on certain loans which could result in foreclosure on its retail assets and operations. To meet working capital needs and to fund business operations, the Company plans to raise capital through accessing public markets, and through increasing the sales of its Internet services, data storage services and retail products. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As stated in those financial statements, during the year ending September 30, 2001 the Company incurred liabilities for a bank overdraft in the amount of $7,701, accrued payables in the amount of $193,958, related party payables of $339,638 and notes payable of $260,760. During the first three-quarters of the fiscal year ending September 30, 2002 the Company incurred liabilities for accrued payables in the amount of $379,846, related party payables of $603,806 and notes payable of $260,760. The Company has approximately $35,000 in delinquent payroll taxes outstanding (See: "Use of Proceeds").
The effect on the Company of any enforcement actions by regulatory agencies to collect such taxes, while none are currently pending, is unknown at the present time.

Of those incurred liabilities, the only associated pending legal proceeding involves the notes payable of $260,760. The Company is currently in default on its notes payable, giving the lender the option of foreclosing on the Company's retail assets. On June 6, 2002, the holder of those notes, Breit Enterprises, Inc., filed a Complaint in the Circuit Court of the 17th Judicial Circuit, Broward County, Florida, against First Financial Network, Inc. and Willis Hale. Breit Enterprises, Inc. is seeking relief of $282,275 as the remaining payments on the notes, plus interest, attorneys' fees, costs, and other relief as the Court deems proper. The Company intends to defend the action on the grounds of misrepresentation by the holder of the notes. The Company has made no expense provisions or asset impairments pursuant to the action. Those notes were originally taken out to allow for the purchase, from Breit Enterprises, Inc., of retail and business assets by a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale. As discussed in Certain Relationships and Related Transactions, infra, the Company issued 600,000 common shares to First Financial Network, Inc. in exchange for assets and all the outstanding common stock of Microbytes Computer Centers, Inc., the corporation under the control of Breit Enterprises, Inc. who provided the assets in exchange for the notes. Willis Hale is a named defendant by virtue of having signed a guarantee of all liability on the notes. The notes payable are secured by a portion of the Company's retail assets, therefore because of that securitization arrangement the Company recognizes the notes payable as a liability and lists itself as the debtor on those notes in the financial statements included in this Prospectus. According to those financial statements, the Company's anticipated liability is $260,760 on those notes, $21,515 less than the amount sought in the Complaint due to alleged accounting errors on the part of Breit Enterprises in receiving previous payments on those notes.


                 Directors and Officers - Executive Management

The Directors and Officers of the Company as of August 29, 2002 are as follows:

                     Name           Age            Position
                    ------         -----          ----------
                 Willis Hale         49      Director, CEO/President
                 Harold Rice         60             Director
                 Regina Boyer        41     V.P. Operations/Secretary


Our management has the demonstrated ability to identify, evaluate and decisively move on the emerging trends and opportunities within the rapidly
changing Internet and general business economy.   This team provides the
necessary keys to our anticipated Internet growth: operating capital, management expertise and passionate involvement.

Willis Hale, founder, has served as Chairman of the Board and CEO/President since the inception of the Company. Since 1999 he has served as President and Director of BizNet Group, Inc. and First Financial Network, Inc., corporations that own 6.5% and 53.5%, respectively, of the Company's stock after this offering. From 1993 through 1998 he was an independent corporate business and technology development consultant providing services to a variety of public and private entities, directing technology development and general business development. In 1983 he founded Visual Design Industries, and served as CEO until 1993, engaged in providing design and manufacturing of a variety of products. Mr. Hale was the founder and CEO of Heads-Up Beverage Systems in 1983. In 1976 he founded and until 1983 served as CEO of Energy Conservation Services (Pensacola, FL), a manufacturer of in-wall insulation and other energy efficiency products. Mr. Hale served as an officer in the U.S. Navy from 1973 - 1976, and is a 1976 graduate of the University of West Florida-Business Administration. He received a B.S. in Environmental Engineering from the University of Tennessee in 1971.

Harold Rice has served as a Director of the Company since its inception. After receiving his Masters degree from the University of Missouri School of Administration, Mr. Rice founded and is the president of Midwest Accounting and Tax Service in Kansas City, MO. He later founded and is CEO of the American Exchange Network, the largest trade exchange in Kansas City. He was also a founding member of the National Association of Trade Exchanges, and recently completed a three year term as a member of their Board of Directors, as well as a one year term as their corporate treasurer. Mr. Rice has spent almost 20 years in the Barter Industry and has designed the software and/or internal accounting systems for many of the other trade exchanges in the country.

Regina Boyer, V.P. of Operations and Secretary, has been with the Company since 1999. From 1997 to 1999, Ms. Boyer served as a Member of the Executive Secretariat for the XIII World Congress of Cardiology, headquartered in Rio de Janeiro, Brazil. Fluent in English, Portuguese and Spanish, Ms. Boyer is a graduate of Anglo-American University in Rio de Janeiro, having received her B.A. in International Business in 1982.


                               Other Employees

Brian Bray, Information Technology Manager, is a partner in several advanced core computer consulting firms as well as a major stockholder in the tech sector. An expert at leveraging current paradigm shifts in knowledge creation, Mr. Bray is a key component of the Company's planning and development and is currently pursuing a Doctorate of Philosophy in Information Science from Florida Atlantic University.

Frank Corsi, Network Architecture Manager, supervises design and operation of the technical aspects of the Company's planned and operational Internet data center facilities. Dedicated to Internet technology development since 1994, Mr. Corsi has overseen the implementation of numerous Internet data center facilities in South Florida. He specializes in cold fusion application development, enterprise-level network configuration and management, and e-commerce payment systems. Other areas of expertise include database operation, circuit installation, linux, web hosting and intranet application design. Mr. Corsi received his education in electronics from the Tampa Technical Institute in Tampa, Florida.

David Dimlich, House Counsel, manages the legal affairs of the Company and oversees implementation of the Company's policies and practices. Mr. Dimlich specializes in providing counsel to start-up telecommunications companies, having previously served as Counsel for three start-up telecommunications companies in South Florida since 1998. From 1994 to 1998, he practiced corporate law for Senco Products, Inc., in the fields of labor law, products liability, antitrust, intellectual property, contracts and corporate process management. Mr. Dimlich received his B.A. in Government from Dartmouth College and his J.D. from the University of Cincinnati College of Law. Since 1994 he has been engaged in the private practice of law in Cincinnati, Ohio, primarily in transactional and corporate areas.

Carol Gassmann, Technology Development Manager, is responsible for application integration, networking and web development. She is the former founder of Compusure Computer Services and GemSoft, a software development company.
Ms. Gassmann excels in advanced technology and program development adding tremendous value to the Company. She has created a proprietary Time and Billing Software application to be incorporated throughout the organization, its products and services. Ms. Gassmann attended Florida Atlantic University and has studied in both London and Costa Rica.

Marco Silva, Programming Manager, has been a Senior Developer and Programmer with the Company since September 2000. Mr. Silva has more than 16 years of experience designing and implementing software development processes, as well as expertise in C/C++, PHP, ASP, SQL Server, JavaScript, and COM/ATL. Other specialties include formware, video/audio and television, firmware, software for video/audio, and research and development. From 1991 to 2000, he worked for Rede Globo Television, Brazil, as a software engineer, technical analyst and programmer. While working in the Globo Television research and development department, Mr. Silva studied all new development technologies, including development methodologies, test methodologies and project management, and studied and implemented emerging technologies such as COM/ATL.

There are no family relationships among any of the directors or executive officers of the Company. The Company has made significant investments in its employees in order to increase their technical knowledge and enhance the Company's value added portfolio.

Employees
In addition to the management team, as of August 29, 2002 the Company has
8 employees.   Of these, 3 were engaged in technology development information processing services, 4 were engaged in customer support, and 1 was engaged in general administration. The Company has no collective bargaining agreement in place and believes that its relationship with its employees is good.
The Company will hire additional employees as required on a continual basis to effectuate the Company's business plans.


        Security Ownership of Certain Beneficial Owners and Management

The following amended table sets forth as of the date hereof the number of shares of the Company's outstanding Common Stock beneficially owned by each of the Company's directors, officers and other stockholders owning of record and or beneficially, 5% or more of its Common Stock:

                     Common    Before       After      Series I       Percent
                     Shares   Offering     Offering   Convertible
                                                    Preferred Shares
-----------------------------------------------------------------------------
BIZnet Group, Inc.   1,000,000   7%          6.5%          --            --
 1450 S. Dixie Hwy.
 Boca Raton, FL
 33432

First Financial      8,200,000  57.5%       53.5%       600,000          75%
 Network, Inc.
 1450 S. Dixie Hwy.
 Boca Raton, FL
 33432

Harold Rice             50,000   0.35%       0.33%	   --            --
 912 E. 63rd St.,
 Suite 200
 Kansas City, MO
 64110

Regina Boyer            50,000   0.35%       0.33%	   --            --
 1845 NW 4th Ave. #23
 Boca Raton, FL
 33432
-----------------------------------------------------------------------------
As a Group
 Officers
 and Directors       9,300,000  65.2%       60.66%      600,000          75%

The above named stockholders may be deemed 'promoters', and/or 'affiliates' of the Company as defined under the Act.

BizNet Group, Inc. is a public company presently listed for trading in the Pink Sheets (symbol BIZN), having minimal sporadic trading history for the past several years. The two Officers and Directors of BizNet Group, Inc. are Harold Rice and Willis Hale, who are are a Director and the Director/CEO/President of Merge Media, Inc., respectively. First Financial Network, Inc. is also a company under common control, whose sole Director and Officer is Willis Hale.

                          Description of Securities

Common Stock.   The Company is authorized to issue 40,000,000 shares of
Common Stock, par value of $0.001 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon a liquidation, dissolution or winding up of the corporation, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding Shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election. The Company has no present intention to pay cash dividends to the holders of Common Stock.

Preferred Stock. The Company is authorized to issue up to 5,000,000 shares of Preferred Stock as follows: i) 1,000,000 Shares are designated as Series I, $0.001 par value Convertible Preferred Stock, with each share convertible into three shares of $0.001 par value Common Stock; and ii) 4,000,000 shares of no par value, undesignated Preferred Stock. All shares of the designated and the undesignated Preferred Stock are issuable on such other terms and conditions as the board may determine at or prior to issuance, without further action of the stockholders. Such preferred shares may or may not be: issued in series, convertible into shares of Common Stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. Should some or all of the outstanding or future issues of convertible preferred stock be exchanged for shares of Common Stock, the resulting increase in the number of issued and outstanding Shares may or may not have a depressive effect on the market value of the Common Stock. Unless specifically issued without such rights, the holders of Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.

Preferred Shares Currently Issued and Outstanding. On May 30, 2000 the Company issued 600,000 shares of its Series I $0.001 par value Convertible Preferred Stock to First Financial Network, Inc., whose sole Officer and Director is Willis Hale, Director, CEO and President of the Company, in exchange for services he provided encompassing the formulation of the Company's business organization, development of its business plan and operations, and direct cash payments of obligations to third parties. During the period from May 25, 2000 (the Company's inception) to September 30, 2000 the Company issued 200,000 shares of its Series I $0.001 par value Convertible Preferred Stock to the Company's founders and certain consultants who participated in the formation of the Company and in the preparation of its business plan.

Each of the Series I Convertible Preferred shares presently issued and outstanding may be exchanged at any time after two years from the date of issuance, without further consideration, for three shares of the $0.001 par value Common Stock, assuming that one of the following additional occurs: i) the Company raises at least $3.0 million equity from public or private sources; or, ii) the Company attains a NASDAQ listing (not including the OTC
BB) or a listing on any registered national stock exchange; or, iii) the Company attains annual gross revenues of $6 million dollars.

In the event of the change of control of the Company, the Series I Convertible Preferred shares shall automatically be converted into Common Stock. In the event that all outstanding Preferred shares are converted there will be an additional 2,400,000 shares of Common Stock issued to the present control shareholders of the Company.

Redeemable Common Stock Purchase Warrants. Shortly after Closing of the Offering, the Company will issue certificates representing the Redeemable Common Stock Purchase Warrants that are being offered at $0.05 per Purchase Warrant. The Purchase Warrants will terminate at 3:00 PM on the last day of the 36th month from the Effective Date of this Offering. Until such termination, the Holders can, if they want, convert each Purchase Warrant into One share of Common Stock on the payment of the sum of $6.50 and delivery of the Purchase Warrant certificate duly endorsed to the Company. The Board of Directors has reserved the right to "call" or redeem the Purchase Warrants, provided that the "bid" market price of the Common Stock trades in excess of $7.00 for 20 consecutive trading days immediately prior to the notice of redemption. This means that assuming the bid price of our shares is higher than $7.00 for those 20 trading days, the Company has the option to give all Purchase Warrant Holders written notice that during a 30 day period each Holder can exercise their conversion option and deliver the Warrant Certificate and payment in full (number of Warrants being converted multiplied by the exercise price of $6.50) to the Company in exchange for the appropriate number of shares of Common Stock. If the Holders take no action their Purchase Warrants will expire worthless at the end of the 30 day period.

Transfer Agent. The Company will act as its own transfer agent. The Company has filed Form TA-1 with the Securities and Exchange Commission, and has developed a proprietary securities transfer database system for the purpose of recording stock transfers and maintaining a current Stockholders List.


                          Interest of Named Counsel

Certain legal matters with respect to the validity of the Common Stock offered hereby will be reviewed for the Company by House Counsel David Dimlich of Cincinnati, Ohio, who is an employee of the Company.


                               Named Experts

The financial statements included in this Prospectus have been examined by Ronald R. Chadwick, P.C., of Aurora, Colorado, independent Certified Public Accountant, as set forth in his report included herein, and such statements are included in reliance upon such report and upon the authority of said individual as an expert in accounting and auditing.


                 Indemnification of Directors and Officers

Merge Media, Inc. has authority under the Florida Statutes, including but not limited to Florida Statute 607.0850, to indemnify its Directors and Officers to the full extent provided for in such statutes. The Company's Articles of Organization and Bylaws provide that the Company shall indemnify its Officers and Directors to the fullest extent not prohibited by law.

The Florida Business Corporation Act provides that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in general. Consequently, in connection with any proposed action, the Merge Media, Inc. Board of Directors is empowered to consider interests of other constituencies in addition to the Company's shareholders, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

            Disclosure of Commission Position of Indemnification
                       for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                           Description of Business

Merge Media, Inc. ("the Company") was organized under the laws of the State of Florida on May 25, 2000 under its original name, eBIZnet.com Corporation. In February, 2001 the Company amended its name to eBIZnet Corporation, then in August, 2001 to Merge Media, Inc. The Company's business objective is to become an innovative, technology-driven company specializing in the Internet and providing business solutions to small and medium-sized businesses. The Company has conducted business operations, including the development of a business plan and corresponding Internet web site for engaging in the design, manufacture, marketing, sale, installation and support of computer products and related services, principally for use by small business customers in the retail market. These computer products and services are specifically tailored to small business needs, including hardware, software, hosting, design and marketing. The Company also provides related Internet Business-to-Business solutions and software applications as a complementary service offering. The Company's initial Data Center facility has a current capacity of 50 racks with 2,100 servers, to provide 156,000 routes of access from the Data Center to major public and private interconnects.

The Company has successfully designed and manufactured its own range of computer hardware products, marketed under its own brand name, "eBIZnet". EBIZnet products are designed specifically for workstation and server platforms and can be customized to meet specific customer requirements.

The Company's strategy is to market, sell, install and support computer products and related services via online and retail location distribution methods, under the name "eBIZnet Business Resource Centers". The Company will position the eBIZnet Business Resource Centers to become specialty retailers of the Company's application-specific computer products, custom-designed and built in-house. The eBIZnet Business Resource Centers will also provide hosting, design and marketing services to individuals and business customers. In addition to the extensive array of products and services available at the eBIZnet Business Resource Centers, the Company's online store will feature authoritative and compelling content, competitive pricing, an easy-to-use navigational interface and a variety of value-added services. The Company will also market its products through independent distributors.

Competitive Business Position

An increasing number of small businesses are seeking technology solutions to achieve competitive advantages, and also rely upon such solutions for mission-critical business processes. The need to access and distribute data on a real-time basis throughout an organization and between organizations has led to the rapid growth in network computing infrastructures, which connect numerous and geographically dispersed end users via local and wide area networks. This growth has been driven by the emergence of industry standard hardware, software and communications tools, as well as the significant improvement in the performance, capacity and utility of such network-based equipment and applications.

Small businesses are progressively turning to networked computer systems with customized applications for these requirements. The Company will respond to this rising demand by offering its products in the form of a single, custom-configured system or network, in order to differentiate itself from certain competitors who strictly provide hardware, or hardware and software. This trend allows the Company to provide system-wide solutions to its customers, incorporating a variety of computer products and services.

The Company will seek to further differentiate the eBIZnet Business Resource Centers and establish their foundation for growth by emphasizing the following strategic elements:

ONE-STOP SHOP. Each eBIZnet Business Resource Center will serve as a central retail location for individual and business customers to purchase computer hardware and software, as well as hosting, design and marketing services, and related products and accessories.

QUALITY IN-STORE SERVICE. The Company believes that it will be able to attract and retain customers by providing a high level of service, consultation and satisfaction through the eBIZnet Business Resource Centers, and by educating its customers as to the many benefits and advantages of the services and products offered by the Company.

COMPETITIVE PRICING/VALUE TO CUSTOMERS. eBIZnet Business Resource Centers will offer savings to its customers by providing individualized solutions designed to meet the customers' particular needs. The Company will also offer competitive pricing on products and accessories.

ATTRACTIVE STORE DESIGN AND LAYOUT. The design and layout of the eBIZnet Business Resource Centers will be visually appealing and inviting, and functional in its presentation of the services and products to be offered.

QUALITY MANAGEMENT AND EMPLOYEES. The Company will attract, develop and motivate its employees through competitive compensation, benefits and bonus programs, comprehensive training programs, and defined career paths and advancement opportunities. The Company will establish a Market Development Plan, under which the Company will hire a Market Developer in each geographic market where the Company intends to establish eBIZnet Business Resource Centers. These Market Developers will be selected on the basis of their retail operating experience, knowledge of the Company's proposed business and of the particular geographic market, and they will be responsible for overseeing and managing the development of the eBIZnet Business Resource Centers within their respective geographic markets, including financial performance, store operations, product and service pricing, and promotional activities. Market Developers will be compensated based upon the financial performance of the eBIZnet Business Resource Centers under their supervision. The Company believes that its Market Development Program will provide incentive to the Market Developers to actively manage and develop eBIZnet Business Resource Centers and dedicate Company resources to maintaining the goodwill of the Company's customers, which will enhance the Company's ability to open new eBIZnet Business Resource Centers.

Products and Services

The Company's goal is to develop and grow its customer base through existing product and service offerings, and to add business operations that will compliment existing products and services. The Company's strategy is to utilize management's experience and relationships to develop and grow the business by expanding the supplier base and adding customers. As the Internet is shaped by evolving technologies and newly available services, the Company will aggressively offer new products and services to allow its customers to more fully utilize the Internet's potential.

Hardware - The Company has successfully developed its own range of computer hardware and related products, marketed under its own brand name, "eBIZnet". EBIZnet products are designed specifically for workstation and server platforms and can be customized to meet specific customer requirements.

This line of application-specific computer hardware products are custom-designed and built in-house. Hardware included in these systems may include, among other items, personal computers and PC workstations (including monitors, disk drives and memory), peripherals including modems, printers and scanners, network file servers, power supplies, network interface cards and cabling.

The Company sells customized hardware in order to realize higher gross profits associated with the sale of the Company's own brand of computers. As a convenience to customers, the Company will also offer a selection of computer accessories such as computer cables, computer mouse pads, diskettes, surge protectors and other miscellaneous accessories.

Software - The Company's dynamic team of programmers specialize in developing information systems and E-commerce applications, and can develop pure web-based applications as well as mixed software systems having both Internet/Intranet and Client/Server components. The programming team does not limit itself to specific development environments, because it realizes that different projects may require different operating systems, database engines and programming tools. Operating systems installed by the Company typically allow customers to migrate to different hardware and software technologies and to upgrade to new releases of application software. The Company also offers an assortment of brand name computer software titles, including operating systems, application software and networking software, from a variety of vendors.

Hosting - The Company offers Internet web site hosting services through its subsidiary Secured Data Services, Inc. to businesses and individuals who want to create their own web sites without maintaining their own web servers and high-speed Internet connections. This web hosting service features state-of-the-art servers for high speed and reliability, high quality connections to the Internet, specialized customer support services and advanced services features, such as secure transactions and site usage reports.

Organizations of all sizes and in all sectors are realizing the need to maximize their online presence, however in-house web server hosting facilities are traditionally inadequate and costly to establish and maintain. Frequent technology upgrades, staff training, and purchasing new hardware and software are just some of the expenses and hassles associated with maintaining a web server in-house. Increasingly, private and public sector organizations are realizing that outsourcing their Internet operations is the smart choice.

The Company's web hosting services are offered in various price and usage plans designed to meet the needs of small business customers. Through the binding of customers to recurring monthly or yearly hosting and maintenance contracts, the Company encourages its customers to update their web sites frequently, keep their information current, and adapt their site to the changing need of their customers. For an additional fee, the Company will help its customers create and design the pages for their web site, and will register a personalized domain name for their web site.

Domain Name Registration: Internet addresses (or "Domain Names") are unique addresses assigned to individuals and/or businesses through the Internet community. The most common form of addresses are those for Internet web sites. For an additional fee, the Company will offer these registration services to its customers.

Collocation: The Company also offers collocation services, which is a form of outsourcing where customers can store their data and equipment, such as network servers, in the Company's secure facilities and still retain instant 24/7 electronic access. The Company gives customers reliable access to their equipment through dedicated connections to telecommunications infrastructure hubs. Collocation services are offered in various price and usage plans designed to meet the needs of small business customers.

Data Center: The Company operates a Data Center facility of 4,728 square feet, located at 184 N.E. 168th St., North Miami Beach, FL 33162. The Data Center's current capacity is 50 racks, containing 2,100 servers, providing 156,000 routes of access from the Data Center. The data center facility is powered by a computer controlled uninterruptible power supply that provides enterprise-level battery backup, surge protection and power conditioning. An automatic onsite 550 kVA diesel generator provides power for prolonged power outages. The Data Center facility is custom-designed with raised floors, HVAC temperature control systems, advanced smoke detection and fire suppression systems, and 24/7 secured access with security breach alarms.
The Data Center's strategic location in Miami, one of the major Internet hubs in the world, provides close proximity to major public and private interconnects in order to maximize connectivity rates and overall network performance.

The Company's systems and network infrastructure is designed to provide reliability and speed. Reliability is achieved through redundancy in mission critical systems that minimizes the number of single points of failure.
Speed is achieved through clustered systems, diverse network architecture, multi-peered Internet backbone connections and aggressive load balancing.
The benefits of this architecture include substantially reduced capital expenditures, lower operating costs and reduced exposure to technological
obsolescence.   The Company's network also incorporates safety features to separate internal data from external sources and provides protection against catastrophic network failure.

Consulting - The Company's consulting services will provide customized assistance to customers with unique architecture, deployment or maintenance requirements. These services include performance tuning, site architecture assessment, migration planning, capacity planning, disaster recovery planning and database optimization. Our consulting services will assist customers who have limited resources or lack Internet and technical expertise. The Company's consulting services will play an increasingly important role in supporting the implementation and maintenance of complex web sites and web-based applications.

Design - The Company offers services encompassing the design, creation, and maintenance of Internet web sites for individuals and businesses.

Customer Service - Customer service and satisfaction are important facets of the Company's success and business strategy. High levels of customer service and support are necessary to retain and expand our customer base. We monitor orders from the time they are placed through delivery by providing numerous points of electronic, telephone and personal communication to customers, and by confirming all orders and shipments by e-mail.

Marketing - The Company's marketing department will help small businesses develop marketing plans that will identify and target their optimal clients, using a blend of traditional print and Internet strategies. The Company will also help small businesses develop and operate proprietary commercial Internet web sites to advertise their products and services. Revenues are anticipated from the subsequent sale of a variety of associated products, merchandise and services that our customers will need to manage their web sites.

Small Business Resource Communities: As part of its marketing services for businesses, the Company will establish an on-line Small Business Resource Community enabling small and medium businesses to rapidly join and share in the efficiencies and profits of the "Internet revolution." We believe that given the current and potential volume of small and medium-sized businesses eager to capitalize on the commerce-facilitating aspects of the Internet, there exists a need for an online Business Resource Community that will help them establish such a presence.

An interactive business community is an interactive online forum through which a member may explore important facets of doing business. Members will navigate through articles, case studies, live discussions, message boards and links to researched and other proven resources. Members are actively encouraged online to interact with industry professionals and one another, exchanging ideas and proven methods for success. Members may post questions to other members, ask questions and obtain suggestions from retained experts on key business issues.

The Company's strategy is to make the Small Business Resource Community a "primary tool" for doing business online, by specializing in business to business Internet applications, content, advertising and solutions. The Company will provide a wide variety of services, including consulting, developing, publishing, and marketing of business web sites and business know-how together in a business to business offering. It will make business techniques accessible to business users who would otherwise not have the knowledge to use them.

Revenues are anticipated from annual memberships in the Company's Small Business Resource Community. A key benefit of this membership is restricted access to members-only sections of the Company's web site. Through this web site, members are able to gain access to valuable business information that will enable even the casual user to build a web site, create a meaningful Internet presence, compete on the Internet and more effectively and profitably operate their business. The Company will provide its members with the critical knowledge and experience necessary to more effectively compete in the modern marketplace.

The Company intends to utilize the Small Business Resource Community to cross-market its products and services to small and medium-sized businesses. The Small Business Resource Communities are intended to provide recurring revenues to The Company, and to help promote awareness of the Merge Media and eBIZnet brand names.

The Company's vision is to establish a premier Internet-based Small Business Resource Community for the 24+ million small and medium-sized US-based businesses. Our primary business mission is to provide the means for small to medium-sized businesses to compete effectively with "big business" by showing its members how to successfully utilize the resources on the Internet. Management believes that it will achieve its mission by meeting its members' needs through its world-class web sites that provide timely knowledge, information and experience. The web sites are comprised of a number of hosted and "live" business community centers through which important facets of business are explored and communicated.

Often a business's best customers are other businesses. That is the concept behind the Company's "relationship marketing" membership program, a community and environment that makes it easier for businesses to create and build business relationships. For an annual fee, available in different price packages based on level of service requested, the Company will provide its Community Members with:

+ Access to resources and information necessary to achieve success in daily business operations.

+ Timely access to current resources to guide members through the challenges of exploiting, and effectively competing through, the Internet.

+ Ability to advertise and promote their products and services through newsletters and the Internet, both to members and the public at large.

+ Business-to-business transactional ability to purchase third-party business products and services at discounted prices from other members.

+ Access to qualified and tested web-based tools that will increase member business productivity.

+ Web site peer review panels, real-time on-line business advisors and business community chat rooms.

+ Search engine optimization programs to help Members obtain high rankings with the major Internet search engines.

+ On-line E-commerce with shopping carts and credit card services.

The Company plans to leverage the "win-win" nature of the business-to-business relationship; one transaction represents a sale for one member and a purchase for another. The seller eliminates traditional marketing expenses while providing a discount. To the seller the net gross profit remains the same, while to the purchaser the discount represents a true savings.

The Company will continuously research and explore opportunities to provide its Community Members with new service offerings and benefits. The Company will have an active vendor partner program through which new tool and service offerings are evaluated on an ongoing basis. The content of the Company's web site is subject to constant review and improvement as driven and determined by the needs of our membership, and the availability of new and high quality services.

The market strategy for the Small Business Resource Community is to:

+ Rapidly increase membership by testing and executing various promotional campaigns through traditional channels on a city-by-city and vertical industry basis.

+ Target existing professional associations like The Association of Small
  Business Professionals, local Chambers of Commerce, Young Entrepreneurs of America and other organizations with more than 500 members.

+ Generate new memberships from non-members who visit the Company's web site.

Publishing - The Company also plans to be a full-service provider of traditional publishing services and specialty electronic publishing services for small and medium-sized businesses, including related design and Internet marketing services.

The Company will provide publishing services by blending traditional print advertising services with high-tech communications services through the use of the Internet. This will enhance the Company's profits by focusing not only on the business-to-business aspects of online marketing but also the business-to-consumer aspects, in addition to traditional print advertising. By blending local print advertising with the global reach of the Internet, the Company will allow advertisers to take advantage of targeted local exposure while expanding their market presence to potential customers worldwide via the Internet.

One of The Company's publications in current development is Community Expressions, a multi-media marketing guide that targets geographic areas as well as groups of people who share a common interest and/or language. Community Expressions is a convenient, portable, easy-to-use localized guide to the businesses and services available in the community. It provides a directory listing by category of area businesses, as well as important phone numbers for the city and county government offices and services.

The Company plans to further penetrate the traditional publishing business and specialty electronic publishing business markets through an expanded marketing program, specifically targeting small and medium-sized businesses and establishing a program to secure long-term contracts to provide publishing, design and marketing services. The Company intends to capitalize on its position as a publisher to cross-market its online Small Business Resource Community to small and medium-sized businesses. The customized publication services are intended to provide recurring revenues to The Company, and to help promote awareness of, and membership in, the online Small Business Resource Community.

Research and Development
From May 25, 2000, the Company's inception, to September 30, 2000 the Company spent $29,136 on research and development expenses. During the fiscal year ending September 30, 2001 the Company spent $18,150 on research and development expenses.

Dependence on Major Customers
Except for a gain of $194,809 in 2001 recognized by the Company on the sale of a developed web site to Peer Review Mediation and Arbitration, Inc., a corporation under common control whose only Officers and Director are also Officers and a Director/CEO/President of Merge Media, Inc., namely Regina Boyer and Willis Hale, and except for recurring sales to Peer Review Mediation and Arbitration, Inc. for website development, technology development, database development and marketing services, sales are to external customers, and are domestic. Except for the asset sale noted in the previous sentence, the Company had no one major customer accounting for over 10% of its sales. Merge Media owns 1,000,000 shares of Peer Review Mediation and Arbitration, Inc. originally valued at $500,000 based on the estimated fair market value of the asset exchanged, and is currently a 13% shareholder of Peer Review Mediation and Arbitration, Inc. In 2001, the Company recognized a loss on its stock investment in Peer Review Mediation and Arbitration, Inc. of $440,000, leaving an investment value of $60,000.

Trademarks
In addition to common law ownership of the marks "Power Partners Program" and "Search Engines Power-Placement Program", The Company owns two marks that are pending federal trademark registration on the Principal Register: "Merge Media" and "Ebiznet".

                    Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of our Common Stock and the Common Stock Purchase Warrants being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits to the registration statement filed by us with the Securities and Exchange Commission may be inspected at the public reference facilities of the Securities and Exchange Commission listed below.

As a result of this Offering, we will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its principal offices at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Copies of such information may be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

We intend to furnish holders of our Common Stock with annual reports containing combined financial statements audited by independent accountants, beginning with the fiscal year ending September 30, 2002. We also intend to furnish other reports as we may determine or as required by law.


                  Management's Discussion and Analysis of
               Financial Condition and Results of Operations

The Company's consolidated financial statements for the period from May 25, 2000, the Company's inception, to September 30, 2000, for the fiscal year ending September 30, 2001, for the first three-quarters of the fiscal year ending September 30, 2001 (unaudited), and for the first three-quarters of the fiscal year ending September 30, 2002 (unaudited) are included in this Prospectus and have been prepared by independent auditor Ronald R. Chadwick, P.C., of Aurora, Colorado. According to those financial statements, during the period from May 25, 2000 to September 30, 2000 the Company gained $12,558 in gross sales profits but incurred $137,289 in selling, general, administrative, and research and development expenses, totaling a loss from operations of $124,731. During the fiscal year ending September 30, 2001 the Company gained $260,739 in gross sales profits but incurred $1,848,008 in selling, general, administrative and research and development expenses, totaling a loss from operations of $1,605,419. Other income and expenses for that year include a profit from an asset sale of $194,809, a realized loss on investment of $440,000, and an interest expense of $24,032, totaling a loss of $269,223 which when combined with that year's loss from operations totals a loss for the year of $1,874,642. During the first three-quarters of the fiscal year ending September 30, 2002 the Company gained $676,169 in gross sales profits but incurred $1,420,343 in selling, general and administrative expenses, totaling a loss from operations of $744,174. Other expenses for that year include an interest expense of $35,203, which when combined with the loss from operations totals a loss of $779,377 for the first three-quarters of the fiscal year ending September 30, 2002.

The financial statements included in this Prospectus have been prepared assuming that the Company's financial condition will allow it to continue as a going concern. As discussed in the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The Company is also in default on certain loans which could result in foreclosure on its retail assets and operations. To meet working capital needs and to fund business operations, the Company plans to raise capital through accessing public markets, and through increasing the sales of its Internet services, data storage services and retail products. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company also has approximately $35,000 in delinquent payroll taxes outstanding (See: "Use of Proceeds"). The effect on the Company of any enforcement actions by regulatory agencies to collect such taxes, while none are currently pending, is unknown at the present time.

The following are material events and uncertainties known to management that would cause reported financial information not to be necessarily indicative of future operating results or of future financial condition:

+ Although the Company has conducted business operations and generated revenues, it is a relatively new enterprise and is dependent upon this equity financing to pursue the enhancement of both its business plan and shareholders' value.

+ Upon completion of this Offering, not giving effect to the possible conversion of the Purchase Warrants, the Company will continue to have limited working capital, which may be insufficient to attain the Company's initial goals. In such case, the Company may be dependent upon its ability to obtain additional significant financing to fund its operations. Obtaining such financing may require additional private or public offerings, the success of which efforts cannot be assured. Future debt financings, if successfully undertaken, will impose certain risks usually associated with indebtedness, including fluctuating interest rates, and the impact on cash flow from debt repayment.

+ The Internet and the World Wide Web are technology based, and generally perceived as being in their infancy, yet there are millions of persons in the United States who have daily access to, and make use of, the Internet for continually increasing purposes. The number of World Wide Web sites is growing at a rapid pace and the potential number of sites is infinite. In addition to individuals, numerous small and mid-size companies and major entities provide similar services as the Company proposes. There can be no assurance made, or intended, that the Company will successfully develop its business plan and conduct operations over the long term.

+ Starting during the year 2000 many Internet based organizations that had raised significant funds from private and public sources in the past were significantly impacted by the substantial decrease in market value of such companies. This trend has had a severely negative impact on financing for new and established Internet based ventures. Management does not make, nor intend to make, any assurances that the general problems facing the industry will not impact the Company.

+ The successful future operations of the Company may be dependent upon the ability of current and future management to attract and retain qualified persons to conduct the daily business operations.

+ The shares being offered hereby will not have any federal securities transfer restrictions imposed under the Act; and it is anticipated such
shares will be freely tradable   under the applicable securities statutes of
certain states in which "blue sky" qualification has been granted, and application will be made upon completion of this Offering for a listing in the Corporations Manual published by Standard & Poor's. No representations are made, intended, nor should any be implied, that an active public trading market for any of its securities will develop or continue for any specific length of time. The failure to have an active trading market, or having one but with the Share price trading at less than the Offering Price may have a negative impact on the Company's ability to raise additional equity in the future. While no assurances are made, intended or implied, the Company expects that an NASD member firm will submit a Form 15c-211 to the NASD to obtain trading privileges for the Company's Common Stock on the OTCBB some time after the Offering is terminated.

+ As with all business entities including those specifically engaged in providing transfer services to public Issuers, the Company is subject to a wide range of Federal, state and local statutes, rules and regulations, including: Securities Acts of 1933 and 1934; Anti-Trust Laws; Labor Relations Laws; Federal and State Labor (Wage & Hour) Laws; the Americans With Disabilities Act, and the Occupational & Safety Health Administration (OSHA) and other government regulatory mandates.

+ There are no assurances nor representations of any kind, express or implied, by the Company or Management, that the Company's business plan can successfully be developed or that the Company will be a viable business enterprise in the future.

+ This Prospectus contains "forward-looking statements" which can be identified by the use of such words as "intend", "anticipate", "believe", "estimate", "project" or "expect" or similar statements. The statements set forth in "Risk Factors" are cautionary statements meant to identify important factors, with respect to forward-looking statements, that could cause actual results to differ materially from those as forecast in such statements. All forward-looking statements in this Prospectus are expressly qualified in their entirety by the cautionary statements in this section and in the Risk Factors section.

The Company's business objective is to become an innovative, technology-driven company specializing in the Internet and providing business solutions to small and medium-sized businesses. Originally organized to develop business-to-business Internet applications for small businesses, the Company has added customized hardware and other related computer network products and services to its offerings in order to realize higher gross profits associated with the sale of the Company's own brand of products.

The Company's target market is the millions of small and medium-sized businesses in the United States. According to the U.S. Small Business Administration, America's 25 million small businesses employ more than 50 percent of the private work force, generate more than half of the nation's gross domestic product, and are the principal source of new jobs in the U.S. economy. Traditionally, only large corporations could afford the broad range of Internet networking services that the Company will make available to small businesses.

eBIZnet Business Resource Centers
The Company anticipates income from its eBIZnet Business Resource Centers through sales of the Company's line of hardware and software products, as well as through providing technical support, consulting and design services.

The Company's strategy is to market, sell, install and support computer products and related services via online and retail location distribution methods, under the name "eBIZnet Business Resource Centers". The Company will position the eBIZnet Business Resource Centers to become specialty retailers of the Company's application-specific computer products, custom-designed and built in-house. The eBIZnet Business Resource Centers will also provide hosting, design, marketing and technical services to individuals and business customers. The Company's ability to provide a broad range of services, coupled with its strength in satisfying its customers' computer product requirements, positions it to continue to grow the services component of the business while further strengthening product sales.

In addition to the extensive array of products and services available at the eBIZnet Business Resource Centers, the Company's online store will feature authoritative and compelling content, competitive pricing, an easy-to-use navigational interface and a variety of value-added services. The Company will also market its products through independent distributors.

Small Business Resource Community
The Company anticipates annual fees from members in its Small Business Resource Community for the following services: advertising, marketing, directory listing, hosting, collocation, technical support and publishing. The annual fees will be determined according to the different price packages available, based on level of service requested.

The market strategy for the Small Business Resource Community is to:

+ Rapidly increase membership by testing and executing various promotional campaigns through traditional channels on a city-by-city and vertical industry basis.

+ Target existing professional associations like The Association of Small
  Business Professionals, local Chambers of Commerce, Young Entrepreneurs of America and other organizations with more than 500 members.

+ Generate new memberships from non-members who visit the Company's web site.


                 Facilities and Description of Property

On November 27, 2000 the Company assumed a property lease for the Company's initial Business Resource Center facility of approximately 6,000 square feet, located at 750 East Sample Road, Suite 1-3, Pompano Beach, FL33064, situated in a Class A building owned by D.E. Limited Family Partnership. The current monthly rental is $2,550.00 plus costs, pursuant to a three year Lease Agreement that expires on August 31, 2002. The Company has the option to extend the lease term for three years under the same terms, according to which the rental fee shall be subject to adjustment every three years in accordance with fluctuations in the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $19,000 and $24,300, respectively. Subsequent to September 30, 2001, future minimum payments under this lease, including estimated costs, are approximately $30,000. The Company assumed the lease subsequent to an Asset Purchase Agreement entered into between the previous lessee of the property and a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale.

In May 2001 the Company assumed a property lease for the Company's Data Center facility of 4,728 square feet, located at 184 N.E. 168th St., North Miami Beach, FL 33162, situated in a Class A building owned by Fortin, Leavy, Skiles. The monthly payments commenced at $5,516 plus costs, escalating at 5% of the base rent per year pursuant to a Lease Agreement that expires on June 30, 2005, with the Company having the option to extend the term for five years. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $24,000 and $55,400, respectively. Subsequent to September 30, 2001, future minimum payments under this lease,
including estimated costs, are approximately $300,000.    The Company assumed
the lease subsequent to an Asset Purchase Agreement entered into between the previous lessee of the property and a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale.

On November 1, 2001 the Company entered into a lease for the Company's executive and administrative office facilities of approximately 5,000 square feet, located at 1450 South Dixie Hwy., Boca Raton, FL 33432, situated in a Class A office building that is owned by 5th Avenue Real Estate Development, Inc., whose sole Officer and Director is also the Director, CEO and President of the Company, Willis Hale. The current monthly rental is $10,000, plus costs, and the Lease Agreement expires on October 31, 2005, with the Company having the option to extend the term for five years, with a rental increase of 27%. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $142,000 and $116,253, respectively. Subsequent to September 30, 2001, future minimum payments under this lease, including estimated costs, are approximately $633,000. The rental payments, terms and conditions of the lease agreement are comparable with those for similar office space in Boca Raton, Florida.


                Certain Relationships and Related Transactions

As of June, 2000 the Company agreed to the issuance of an aggregate of 5,000,000 shares of its $0.001 par value Common Stock and 600,000 shares of its Series I $0.001 par value Convertible Preferred Stock to First Financial Network, Inc., whose sole Officer and Director is Willis Hale, the Director, CEO and President of the Company, in exchange for services, valued at $5,600, that he provided encompassing the formulation of the Company's business organization, development of its business plan and operations, and direct cash payments of obligations to third parties.

As of June, 2000 the Company issued 200,000 shares of its Series I $0.001 par value Convertible Preferred Stock to the Company's founders and certain consultants in exchange for services, valued at $200, that they provided encompassing the formation of the Company's business organization, development of its business plan and operations. This transaction was deemed to be in the best interest of the Company to provide additional incentive to management in its continual efforts to enhance the shareholder value.

As of June, 2000 the Company issued 1,000,000 shares of its $0.001 par value Common Stock to a corporation under common control, Biznet Group, Inc., in exchange for developed web sites valued at $98,667. Biznet Group, Inc., a corporation that owns 6.5% of the Company's stock after this offering, is a public company presently listed for trading in the Pink Sheets (symbol BIZN), having minimal sporadic trading history for the past several years. The two Directors and Officers of Biznet Group, Inc., Harold Rice and Willis Hale, are also a Director and Director/CEO/President of the Company, respectively.

In December, 2000 the Company issued 600,000 common shares to a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale, in exchange for assets and all the outstanding common stock of Microbytes Computer Centers, Inc. in a transaction accounted for as a purchase. The purchase price was recorded at $6,923 based on the fair market value, equal to net book value, of the assets received and liabilities assumed.

In June, 2001 the Company issued 5,000,000 common shares to a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale, in exchange for developed web sites, data storage facilities, leasehold improvements and equipment, all valued at $2,500,000. As part of this transaction, First Financial Network, Inc. directed the limited partnership who provided the initial funding capital for the assets to exchange their interest in the partnership's assets for for 1,055,250 common shares of the Company.

In 2001 the Company sold a developed web site to a corporation under common control, Peer Review Mediation and Arbitration, Inc., whose two Directors and Officers are also an Officer and the Director/CEO/President of the Company,
Regina Boyer and Willis Hale, respectively.   The web site was exchanged for
approximately 13% of the common stock (1,000,000 shares) of Peer Review Mediation and Arbitration, Inc. valued at $500,000 based on the estimated fair market value of the asset exchanged. The Company recorded a gain on the transaction of $194,809. In 2001, the Company recognized a loss on its stock investment in the common control corporation of $440,000, leaving an investment value of $60,000.

The Company in fiscal years 2000 and 2001 advanced a corporation under common control, Biznet Group, Inc., an outstanding total of $157,750 for working capital needs. During the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002, the Company paid $46,653 and $7,200, respectively, to a corporation under common control, Biznet Group, Inc., for expense reimbursals including the initial expenses of the Company's business operations.

As set forth in Real Estate Transactions, infra, the Company leases office space froma corporation controlled by an officer. During the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002, the Company made $18,921 in payments each period to a thrid party lessor under a retail space lease in which a corporation controlled by an officer is the lessee.

                       Real Estate Transactions

On November 27, 2000 the Company assumed a property lease for the Company's initial Business Resource Center facility of approximately 6,000 square feet, located at 750 East Sample Road, Suite 1-3, Pompano Beach, FL 33064, situated in a Class A building owned by D.E. Limited Family Partnership. The current monthly rental is $2,550.00 plus costs, pursuant to a three year Lease Agreement that expires on August 31, 2002. The Company has the option to extend the lease term for three years under the same terms, according to which the rental fee shall be subject to adjustment every three years in accordance with fluctuations in the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $19,000 and $24,300, respectively. Subsequent to September 30, 2001, future minimum payments under this lease, including estimated costs, are approximately $30,000. The Company assumed the lease subsequent to an Asset Purchase Agreement entered into between the previous lessee of the property and a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale.

In May 2001 the Company assumed a property lease for the Company's Data Center facility of 4,728 square feet, located at 184 N.E. 168th St., North Miami Beach, FL 33162, situated in a Class A building owned by Fortin, Leavy, Skiles. The monthly payments commenced at $5,516 plus costs, escalating at 5% of the base rent per year pursuant to a Lease Agreement that expires on June 30, 2005, with the Company having the option to extend the term for five years. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $24,000 and $55,400, respectively. Subsequent to September 30, 2001, future minimum payments under this lease,
including estimated costs, are approximately $300,000.    The Company assumed
the lease subsequent to an Asset Purchase Agreement entered into between the previous lessee of the property and a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale.

On November 1, 2001 the Company entered into a lease for the Company's executive and administrative office facilities of approximately 5,000 square feet, located at 1450 South Dixie Hwy., Boca Raton, FL 33432, situated in a Class A office building that is owned by 5th Avenue Real Estate Development, Inc., whose sole Officer and Director is also the Director, CEO and President of the Company, Willis Hale. The current monthly rental is $10,000, plus costs, and the Lease Agreement expires on October 31, 2005, with the Company having the option to extend the term for five years, with a rental increase of 27%. Rent expense incurred under this lease during the fiscal year ending September 30, 2001 and the first three-quarters of the fiscal year ending September 30, 2002 was approximately $142,000 and $116,253, respectively. Subsequent to September 30, 2001, future minimum payments under this lease, including estimated costs, are approximately $633,000. The rental payments, terms and conditions of the lease agreement are comparable with those for similar office space in Boca Raton, Florida.

Total rent expense under all leases in fiscal years 2000 and 2001, and the first three-quarters of fiscal year 2002 was $0, $185,336 and $195,939, respectively. Subsequent to September 30, 2001 minimum future lease payments under all leases for each of the next five years are $259,419 for 2002, $233,208 for 2003, $236,901 for 2004, $218,580 for 2005, and $12,917 for
2006. Subsequent to September 30, 2001, total minimum future lease payments under all leases are $961,025.


           Market for Common Equity and Related Stockholder Matters

Prior to this Offering, there has been no public market for the Shares of the Company. The Shares will not be listed on an exchange or quoted on the NASDAQ system upon completion of this Offering, and there can be no assurance that a market will develop or, if a market should develop, that it will continue. Application for a listing on the NASDAQ system is anticipated at such time when the Company meets the appropriate listing requirements. The Company anticipates that an NASD member market maker firm will file a Form 15c2-11 to initiate trading on the OTCBB, although no assurances are made, intended or implied that such an application would be made, or if made, that such trading privileges would be granted.

Lock-up Agreement
The Company's shareholders have agreed to a Lock-up Agreement stating that it is the Company's shareholder's understanding and agreement that, without the prior consent of the Underwriter, none of the shares owned of record or beneficially by the Company's shareholders shall be sold in the public marketplace for a period of 12 months from the Effective Date of this Registration. At any time during the Lock-Up period, if the public trading market can readily absorb said shares without negatively impacting the Company's share price, the Underwriter agrees that it will authorize the sale of some or all of the the Company's shareholder's shares which may then legally be sold in compliance with Rule 144. The Company's shareholders have agreed that they will give the Underwriter the right to act as the broker for the sale of such shares, on either a principal or agency basis. The Company's shareholders have acknowledged that the Lock-Up Agreement is being entered into to benefit the Company and all of its shareholders by helping to assure that the Underwriter can maintain a fair and orderly trading market for the shares offered pursuant to this Registration, although no assurances are made or intended that such an orderly public market can be initiated and/or maintained.

The Lock-up Agreement was written when the Company had intended to use Independent Securities Investors Corporation, 1876 N. University Dr., Suite 200D, Plantation, FL 33322-4131, to act for the Company as the Underwriter of the Company's proposed Initial Public Offering. The Company has not engaged an Underwriter, and instead has determined to conduct a self-underwritten Offering. Management anticipates, although it provides no assurances, that one or more NASD member securities broker/dealer firms may participate in a selling-group and introduce public investors to the Company's Offering.


Capitalization:

Stockholders Equity                                    Amount
-------------------                                    ------

Preferred Stock -
  Authorized:  5,000,000 shares
    Non-Designated: 4,000,000 shares, No Par Value   	-0-
    Series I: 1,000,000 shares ($0.001 Par Value)
  Issued and outstanding:
    Series I:  800,000 shares* 	                        $800

Common Stock - $0.001 par value
  Authorized:  40,000,000
  Issued and Outstanding:
               14,256,050                            $14,256
Paid in Capital	                                  $4,197,134
Accumulated Deficit	                         $(2,778,750)
-------------------------------------------------------------
Total Stockholders' Equity                        $1,433,440


* Each of the Series I Convertible Preferred shares presently issued and outstanding may be exchanged at any time after two years from the date of issuance, without further consideration, for three shares of the $0.001 par value Common Stock, assuming that one of the following additional occurs: i) the Company raises at least $3.0 million equity from public or private sources; or, ii) the Company attains a NASDAQ listing (not including the OTC
BB) or a listing on any registered national stock exchange; or, iii) the Company attains annual gross revenues of $6 million dollars.

There are 800,000 issued and outstanding shares of Series I Preferred Stock, each of which is convertible into 3 shares of Common Stock after two years, subject to the criteria listed in the preceding paragraph. Currently there are no other outstanding options or warrants to purchase, or securities convertible into, common equity of the Company.

Shares Eligible for Future Sale
Upon completion of this Offering, the Company will have 14,306,050 shares of Common Stock outstanding, not giving effect to the conversion of any of the Purchase Warrants; of which only the shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act of 1933 (the "Securities Act"), unless held by "affiliates" of the Company, as that term is defined in Rule 144 of the Securities Act ("Affiliates").

The remaining 14,256,050 shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act and were issued and sold by the Company in private transactions and may be publicly sold only if registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as provided by Rule 144.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed Affiliates, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manners of sale, notice and availability of current public information about the Company. A person (or person whose shares are aggregated) who is not deemed to have been an Affiliate at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were first acquired from the Company or from an Affiliate.

The Company cannot predict the effect, if any, that sales of shares of Common Stock, or the availability of such shares for sale will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

Holders of Record of Common Equity
As of the date of this Registration there are approximately 325 holders of record of the Company's common stock.

Dividends
The Company has not paid, and does not anticipate the payment of cash dividends to shareholders until such time as it generates revenues and has sufficient working capital to conduct its business operations. No assurance is intended that cash dividends will ever be paid to shareholders. From time to time the Board of Directors may, in their discretion, declare stock dividends.


                       Executive Compensation

                     SUMMARY COMPENSATION TABLE


                    Annual Compensation
Name and
Principle
Position             Year          Salary
------------------------------------------------------------

Willis B. Hale,      2001         $225,000
Director,
President/CEO        2002         $275,000



                        Financial Statements

The Company's consolidated financial statements for the period from May 25, 2000, the Company's inception, to September 30, 2000, for the fiscal year ending September 30, 2001, for the first three-quarters of the fiscal year ending September 30, 2001 (unaudited), and for the first three-quarters of the fiscal year ending September 30, 2002 (unaudited) are included as
Exhibit 99.1 and have been audited (except for the statements for the first three-quarters of the fiscal years ending September 30, 2001 and 2002) by independent auditor Ronald R. Chadwick, P.C., of Aurora, Colorado.


PART II
Information Not Required In Prospectus


ITEM 24. Indemnification of Directors and Officers

Merge Media, Inc. has authority under the Florida Statutes, including but not limited to Florida Statute 607.0850, to indemnify its Directors and Officers to the full extent provided for in such statutes. The Company's Articles of Organization and Bylaws provide that the Company shall indemnify its Officers and Directors to the fullest extent not prohibited by law.

The Florida Business Corporation Act provides that in discharging his or her duties and determining what is in the best interests of the Company, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Company and its shareholders and the social, economic, legal or other effects of any proposed action on the employees, suppliers or customers of the Company, the community in which the Company operates and the economy in general. Consequently, in connection with any proposed action, the Merge Media, Inc. Board of Directors is empowered to consider interests of other constituencies in addition to the Company's shareholders, and directors who take into account these other factors may make decisions which are less beneficial to some, or a majority, of the shareholders than if the law did not permit consideration of such other factors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 25. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Securities and Exchange Commission registration fee         $630.20
Printing and copy expenses                                 1,500
Accounting fees and expenses                               7,500
Legal fees and expenses                                    7,500
Blue Sky fees and expenses                                 2,000
Miscellaneous
-------------------------------------------------------------------
TOTAL                                                    $19,130.20

ALL AMOUNTS ARE ESTIMATED.


ITEM 26. Recent Sales of Unregistered Securities

In July, 2000 the Company commenced an offering of securities under Rule 506 of Regulation D, which consisted of 1,600,800 shares of common stock offered at the price of $1.00 per share to accredited investors. The offering concluded in August 2001. During the period from May 25, 2000 (the Company's inception) to September 30, 2000 the Company sold 406,000 common shares for $406,000 in cash. During the year ending September 30, 2001 the Company sold 1,192,300 common shares for $1,192,300 in cash. During the first three-quarters of the fiscal year ending September 30, 2002 the Company sold 2,500 common shares for $2,500 in cash. Purchasers were accredited investors, or, if not, had to represent to the Company in writing that the purchaser, either alone, or with his purchaser representative, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the prospective investment, or the Company reasonably believes immediately prior to making any sale that such purchaser comes within this description. The Company required that each purchaser execute a subscription agreement representing his/her status prior to purchase.

As of June, 2000 the Company agreed to the issuance of an aggregate of 5,000,000 shares of its $0.001 par value Common Stock and 600,000 shares of its Series I $0.001 par value Convertible Preferred Stock to First Financial Network, Inc., whose sole Officer and Director is Willis Hale, the Director, CEO and President of the Company, in exchange for services, valued at $5,600, that he provided encompassing the formulation of the Company's business organization, development of its business plan and operations, and direct cash payments of obligations to third parties.

As of June, 2000 the Company issued 200,000 shares of its Series I $0.001 par value Convertible Preferred Stock to the Company's founders, directors, officers and certain consultants in exchange for services, valued at $200, that they provided encompassing the formation of the Company's business organization, development of its business plan and operations. This transaction was deemed to be in the best interest of the Company to provide additional incentive to management in its continual efforts to enhance the shareholder value.

As of June, 2000 the Company issued 1,000,000 shares of its $0.001 par value Common Stock to a corporation under common control, Biznet Group, Inc., in exchange for developed web sites valued at $98,667. Biznet Group, Inc., a corporation that owns 6.5% of the Company's stock after this offering, is a public company presently listed for trading in the Pink Sheets (symbol BIZN), having minimal sporadic trading history for the past several years. The two Directors and Officers of Biznet Group, Inc., Harold Rice and Willis Hale, are also a Director and Director/CEO/President of the Company, respectively.

In December, 2000 the Company issued 600,000 common shares to a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale, in exchange for assets and all the outstanding common stock of Microbytes Computer Centers, Inc. in a transaction accounted for as a purchase. The purchase price was recorded at $6,923 based on the fair market value, equal to net book value, of the assets received and liabilities assumed.

In June, 2001 the Company issued 5,000,000 common shares to a corporation under common control, First Financial Network, Inc., whose sole Director and Officer is also the Director, CEO and President of the Company, Willis Hale, in exchange for developed web sites, data storage facilities, leasehold improvements and equipment, all valued at $2,500,000. As part of this transaction, First Financial Network, Inc. directed the limited partnership who provided the initial funding capital for the assets to exchange their interest in the partnership's assets for for 1,055,250 common shares of the Company.

ITEM 28. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement;

2. For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide Offering; and

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant also hereby undertakes:

1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(a) and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                               Exhibits

See the Exhibits Index of this Registration.


                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on August 29, 2002.

Registrant: Merge Media, Inc.

By:
Willis Hale
-----------                                	Date:  August 29, 2002
Willis Hale, Chairman, CEO and President


In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates stated:



Harold Rice
-----------                             	Date:  August 14, 2002
Harold Rice, Director


Regina Boyer
------------                            	Date:  August 29, 2002
Regina Boyer, V.P., Operations/Secretary